UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 26, 2006

KUHLMAN COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-50187	86-0883289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Third Street, Suite B-1
Minneapolis, Minnesota 55401
(Address of principal executive offices)(Zip Code)

(612) 338-5752
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On September 26, 2006, the Company received notice from the American Stock Exchange (“AMEX”) that the Company was not in compliance with certain of AMEX’s continued listing requirements. Specifically, the Company was not in compliance with Section 1003(a)(ii) of the AMEX Company Guide (the AMEX shareholder equity requirement of shareholder’s equity of less than $4,000,000 and/or net losses in three out of four most recent fiscal years) and Section 1003(a)(iv) of the AMEX Company Guide in connection with the Company’s financial condition that, in the opinion of AMEX, became so impaired that it appears questionable as to whether the Company will be able to continue operations and/or meet its obligations as they mature. In order to maintain its AMEX listing, the Company must submit a plan to AMEX by October 26, 2006 advising AMEX what action it has taken, or will take, that would bring the Company into compliance. The Company has until October 3, 2006 to inform AMEX of whether or not the Company would submit a plan to AMEX. The Company will notify AMEX that it intends to submit a plan of how the Company will gain compliance with these rules.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit 10.1	Kuhlman Company press release dated October 2, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUHLMAN COMPANY, INC.

Date: October 2, 2006	By:	/s/ Scott Kuhlman
Scott Kuhlman, Chief Executive Officer